Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated May 16, 2011, except for Notes 21 and 23, which are as of June 8, 2011, relating to the financial statements of Xunlei Limited (formerly known as “Giganology Limited”), which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shenzhen, the People’s Republic of China

1 July, 2011